Exhibit 4.124

Private & Confidential

Dated 31 July 2012

SUPPLEMENTAL AGREEMENT
relating to a Loan of up to US$32,312,500

to

OLYMPIAN HERA OWNERS INC

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Arranger, Agent and Security Agent

DVB BANK SE

NORTON ROSE

Contents

Clause		Page

1	Definitions	2
2	Agreement of the Creditors	3
3	Amendments to Principal Agreement	4
4	Representations and warranties	5
5	Conditions	6
6	Security Parties' confirmations	6
7	Expenses	7
8	Miscellaneous and notices	7
9	Applicable law	8
Schedule 1 The Banks		9
Schedule 2 Documents and evidence required as conditions precedent (referred to in clause 5.1		10

THIS SUPPLEMENTAL AGREEMENT is dated 31 July 2012, and made BETWEEN:

(1)
OLYMPIAN HERA OWNERS INC., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Borrower");

(2)
DRYSHIPS INC., a corporation incorporated in the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "DryShips Guarantor");

(3)
OLYMPIAN ASCLEPIUS HOLDING INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Asclepius Guarantor" and together with the DryShips Guarantor, the, "Guarantors" and each a "Guarantor");

(4)
TMS TANKERS LTD., a corporation incorporated in the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Manager");

(5)
OLYMPIAN HERA SHAREHOLDERS INC., a corporation incorporated in the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands (the "Shareholder");

(6)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 (together the "Banks" and each a "Bank"); and

(7)
DVB BANK SE, a company established under the laws of the Federal Republic of Germany, acting for the purposes of this Agreement through its office at Platz der Republik 6, D-60325 Frankfurt am Main, Federal Republic of Germany as arranger (in such capacity the "Arranger"), agent (in such capacity the "Agent") and security agent (in such capacity the "Security Agent").

WHEREAS:

(A)
this Agreement is supplemental to a loan agreement dated 20 April 2011 as the same may be amended to date and from time to time (the "Principal Agreement") made between the Borrower as borrower, the Banks as lenders, the Agent, the Security Agent and the Arranger, pursuant to which the Banks agreed (inter alia) to advance (and have advanced) by way of a loan to the Borrower upon the terms and conditions therein contained the principal sum of Thirty two million three hundred twelve thousand five hundred Dollars ($32,312,500), of which the principal amount outstanding at the date hereof is Twenty nine million six hundred and twenty thousand Dollars ($29,620,000); and

(B)
the Borrower has requested that (inter alia) (a) all amounts standing to the credit of the Operating Account are transferred to the New Operating Account (as defined below) and (b) all amounts standing to the credit of the Retention Account are transferred to the New Retention Account (as defined below); and

(C)
this Agreement sets out the terms and conditions upon which the Creditors shall, at the request of the Borrower, provide their consent to the said transfer of (a) all amounts standing to the credit of the Operating Account to the New Operating Account (as defined below) and (b) all amounts standing to the credit of the Retention Account to the New Retention Account (as defined below).

NOW IT IS HEREBY AGREED as follows:

1             Definitions

1.1          Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2          Definitions

In this Agreement, unless the context otherwise requires:

"Account Bank" means the National Bank of Greece S.A., a company incorporated in Greece, 96 Aeolou Street, 102 32 Athens, Greece, acting for the purposes of this Agreement through its branch at 2 Bouboulinas Street & Akti Miaouli, 185 35 Piraeus, Greece;

"Asclepius Guarantee" means the corporate guarantee dated 20 April 2011 executed by the Asclepius Guarantor in favour of the Security Agent;

"DryShips Guarantee" means the corporate guarantee dated 20 April 2011 executed by the DryShips Guarantor in favour of the Security Agent;

"Effective Date" means the date falling no later than 14 August 2012, on which the Agent notifies the Borrower in writing that it has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

"Guarantees" means, together, the DryShips Guarantee and the Asclepius Guarantee and "Guarantee" means both or either of them;

"Loan Agreement" means the Principal Agreement as amended by this Agreement;

"New Account Bank" means Nordea Bank Finland Plc., London Branch of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England and includes its successors in title;

"New Account Pledges" means, together, the New Operating Account Pledge and the New Retention Account Pledge;

"New Accounts" means, together, the New Operating Account and the New Retention Account;

"New Operating Account" means a Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the New Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a New Operating Account for the purposes of this Agreement;

"New Operating Account Pledge" means a first priority charge over the New Operating Account executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent, in such form as the Agent may in its sole discretion require;

"New Retention Account" means a Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the New Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a New Retention Account for the purposes of this Agreement;

"New Retention Account Pledge" means a first priority charge over the New Retention Account executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent, in such form as the Agent may in its sole discretion require;

"Operating Account" means a Dollar account of the Borrower opened by the Borrower with the Account Bank with account number 196/932841-68 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an Operating Account for the purposes of this Agreement;

"Operating Account Pledge" means the first priority pledge of the Operating Account dated 20 April 2011 executed by the Borrower in favour of the Banks;

"Relevant Documents" means, together, this Agreement and the New Account Pledges;

"Relevant Parties" means, together, the Borrower, the Guarantors, the Manager and the Shareholder or, where the context so requires or permits, means any or all of them;

"Retention Account" means a Dollar account of the Borrower opened by the Borrower with the Account Bank with account number 196/932844-08 and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a Retention Account for the purposes of this Agreement; and

"Retention Account Pledge" means the first priority pledge of the Retention Account dated 20 April 2011 executed by the Borrower in favour of the Banks.

1.3          Principal Agreement

References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.4          Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5          Construction of certain terms

Clauses 1.3 and 1.4 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2             Agreement of the Creditors

2.1          Consent

The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4, agree with the Borrower that, with effect on and from the Effective Date and subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 14 August 2012 of the conditions contained in clause 5 and schedule 2, the Creditors consent to:

2.1.1	the transfer of all amounts standing to the credit of the Operating Account to the New Operating Account;

2.1.2	the transfer of all amounts standing to the credit of the Retention Account to the New Retention Account; and

2.1.3	the amendment of the Principal Agreement on the terms set out in clause 3.

2.2          Release

The Creditors hereby agree that, with effect on and from the Effective Date, the Operating Account Pledge and the Retention Account Pledge be (and they are hereby) discharged and, consequently, the Borrower be (and it is hereby) released from its obligations arising under each of the Operating Account Pledge and the Retention Account Pledge.

3             Amendments to Principal Agreement

3.1          Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

3.1.1	by inserting the following new definition of "Supplemental Agreement" in the correct alphabetical order in clause 1.2 of the Principal Agreement:

""Supplemental Agreement" means the agreement dated 31 July 2012 made between (inter alios) the Creditors and the Borrower, supplemental to this Agreement;";

3.1.2        by deleting the definitions of "Account Bank", "Operating Account", "Operating Account

Pledge", "Retention Account" and "Retention Account Pledge" in clause 1.2 of the Principal Agreement and by inserting in their place the following new definitions of "Account Bank", "Operating Account", "Operating Account Pledge", "Retention Account" and "Retention Account Pledge":

Account Bank" means Nordea Bank Finland Plc, London Branch of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB, England and includes its successors in title;

"Operating Account" means a Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent be an Operating Account for the purposes of this Agreement;

"Operating Account Pledge" means a first priority pledge of the Operating Account executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent, in such form as the Agent may in its sole discretion require;

"Retention Account" means a Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent be a Retention Account for the purposes of this Agreement;

"Retention Account Pledge" means a first priority pledge of the Retention Account executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent, in such form as the Agent may in its sole discretion require;";

3.1.3	by inserting the words "the Supplemental Agreement," after the words "this Agreement," in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;

3.1.4	by deleting the words "and the Account Pledge" and ", the choice of Greek law to govern the Account Pledges" in clause 7.1.7 of the Principal Agreement"; and

3.1.5
by inserting at the end of clause 14.1.2 of the Principal Agreement the words "and the Borrower further undertakes to maintain at all times throughout the Security Period with the Account Bank in respect of the Accounts, such instructions and arrangements in place in all respects satisfactory to the Agent, as shall ensure that the Agent shall at any time have electronic and/or other access to the information, balances and transactions relating to each Account.

3.2          Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4             Representations and warranties

4.1          Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

4.1.1        Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of each Guarantee were true and correct on the date of the Principal Agreement and each Guarantee and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2        Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party and all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3        Binding obligations

the Relevant Documents to which it is or is to be a party constitute or will, when executed, constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their respective terms;

4.1.4        No conflict with other obligations

the execution, delivery and performance of the Relevant Documents by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5        No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6        Choice of law

the choice of English law to govern the Relevant Documents, and the submissions therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7        Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2          Repetition of representations and warranties

Each of the representations and warranties contained in 4.1 of this Agreement, clause 7 of the Principal Agreement (as amended by this Agreement) and clause 4 of each Guarantee, shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5             Conditions

5.1          Documents and evidence

The agreement of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative, on or before 14 August 2012, of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent (acting on the instructions of the Majority Banks).

5.2          General conditions precedent

The agreement of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each were made with respect to the facts and circumstances existing at such time; and

5.2.2        no Default having occurred and continuing at the time of the Effective Date.

5.3          Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Creditors and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6             Security Parties' confirmations

6.1          Guarantees

Each Guarantor hereby confirms its consent to the amendments to the Principal Agreement and the other arrangements contained in this Agreement and agrees that:

6.1.1
the Guarantee to which it is a party, and the obligations of that Guarantor thereunder, shall remain and continue in full force and effect notwithstanding the said amendments made to the Principal Agreement and the other arrangements contained in this Agreement; and

6.1.2
with effect from the Effective Date references in the Guarantee to which it is a party to the "Loan Agreement" or the "Agreement" shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrower hereunder.

6.2          Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and further acknowledges and agrees that:

6.2.1
each of the other Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement and the other arrangements contained in this Agreement; and

6.2.2
with effect from the Effective Date, references to "the Agreement" or "the Loan Agreement" in any of the other Security Documents to which it is a party shall henceforth be references to the Principal Agreement as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrower hereunder.

7             Expenses

7.1          Expenses

The Borrower agrees to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.1.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the other Relevant Documents;

7.1.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2          Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3          Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8             Miscellaneous and notices

8.1          Notices

The provisions of clause 17.1 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and, for this purpose, any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the Borrower in the said clause 17.1.

8.2          Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9             Applicable law

9.1          Law

This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law.

9.2          Submission to jurisdiction

Each Relevant Party agrees, for the benefit of each Creditor, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each Relevant Party irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Ince Process Agent Ltd. at present of 5th Floor International House, 1 St. Katharine's Way, London E1W 1AY, England, to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties hereto further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against any Creditor arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3          Contracts (Rights of Third Parties) Act 1999

No term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

The Banks

DVB Bank SE
Platz der Republik 6,
D-60325 Frankfurt am Main,
Federal Republic of Germany

Schedule 2

Documents and evidence required as conditions precedent (referred to in clause 5.1)

1             Corporate authorisation

in relation to each of the Relevant Parties:

(a)           Constitutional documents

copies certified by an officer or legal adviser of each of the Relevant Parties, as a true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)           Resolutions

copies of resolutions of each of its board of directors and (other than the DryShips Guarantor) its shareholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer or legal adviser of the Relevant Parties being true and correct;

(i)
being duly passed at meetings of the board of directors of such Relevant Party and, as the case may be, of the shareholders of such Relevant Party (other than the DryShips Guarantor) each duly convened and held;

(ii)	not having been amended, modified or revoked; and

(iii)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)           Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer or legal adviser of such Relevant Party to be true, complete and up to date;

2             Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties or any other party (other than the Creditors) in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3             New Accounts

evidence that:

(a)
each of the New Accounts has been opened together with duly executed mandates in respect thereof, and with such instructions and arrangements in place in all respects satisfactory to the Agent as shall ensure that the Agent shall at any time have electronic and/or other access to the information, balances and transactions relating to each New Account;

(b)	an amount of at least $10 is standing to the credit of each New Account; and

(c)	all moneys standing to the credit of (i) the Operating Account have been transferred to the New Operating Account and (ii) the Retention Account to the credit of the New Retention Account;

4             New Account Pledges

the New Operating Account Pledge and the New Retention Account Pledge, each duly executed;

5             Legal opinions

such legal opinions in relation to the laws of the Republic of the Marshall Islands and any other legal opinions, as the Agent shall in its reasonable discretion deem appropriate;

6             Registration forms

such statutory forms duly signed by the Borrower and the other Relevant Parties as may be reasonably required by the Agent to perfect the security contemplated by the Relevant Documents; and

7             Process agent

a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement as such Relevant Party's process agent.

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
OLYMPIAN HERA OWNERS INC.	)	/s/ Dimitrios Glynos
as Borrower	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
DRYSHIPS INC.	)	/s/ Dimitrios Glynos
as Guarantor	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
OLYMPIAN ASCLEPIUS HOLDING INC.	)	/s/ Dimitrios Glynos
as Guarantor	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
TMS TANKERS LTD.	)	/s/ Dimitrios Glynos
as Manager	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

EXECUTED as a DEED	)
by Dimitrios Glynos	)
for and on behalf of	)
OLYMPIAN HERA SHAREHOLDERS INC.	)	/s/ Dimitrios Glynos
as Manager	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

EXECUTED as a DEED	)
by Maria [Illegible]	)
for and on behalf of	)
DVB BANK SE	)	/s/ Maria [Illegible]
as Manager	)	Attorney-in-fact
in the presence of	)

/s/ Alice Southall
Witness
Name: Alice Southall
Address: Norton Rose LLP
Occupation: Trainee Solicitor

SIGNED by Maria [Illegible]	)
Name:	)	/s/ Maria [Illegible]
Address:	)
Occupation:	)